EXHIBIT 4.1
                                                      -----------



                       BRC HOLDINGS, INC.

                    NONQUALIFIED PERFORMANCE
               STOCK OPTION PLAN FOR NEW EMPLOYEES
               AND EMPLOYEES OF ACQUIRED COMPANIES


      BRC Holdings, Inc. ("BRC"), a Delaware corporation, hereby adopts this Nonqualified Performance Stock Option Plan for New Employees and Employees of Acquired Companies. The purpose of this Plan is to further the growth, development and financial success of BRC by providing incentives to certain prospective employees, advisers and consultants to BRC, including those who are expected to become employees, advisers or consultants to BRC as a result of the acquisition of business operations or assets of third parties. BRC is providing such incentives, among other things, to encourage retention of employees of acquired companies and the commitment of new employees to achieving BRC's future performance objectives.

                            ARTICLE 1

                           DEFINITIONS

Section 1.1  Board
             -----
     "Board" shall mean the Board of Directors of BRC.

Section 1.2  BRC
             ---
     "BRC" shall mean BRC Holdings, Inc., a Delaware corporation.

Section 1.3  Change of Control
             -----------------
      "Change of Control" shall mean either the effective date of either the merger or consolidation of BRC into another corporation, or the exchange or acquisition by another Person in one transaction or a series of transactions of all or substantially all of BRC's assets or 50% or more of its then outstanding voting stock, whether through merger, consolidation or otherwise, or the recapitalization, reclassification, liquidation or dissolution of BRC or, with respect to a particular Employee designated by the Committee, the occurrence of a "Change of Control" as specifically defined in such Employee's employment or equivalent agreement with BRC.

Section 1.4  Code
             ----
      "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5  Committee
             ---------
      "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in Section 6.1 or a successor or substitute committee thereto designated by the Board to exercise the authority of the "Committee" with regard to the Plan.

Section 1.6  Common Stock
             ------------
      "Common Stock" shall mean the Common Stock, par value  $.10 per share, of BRC.

Section 1.7  Employee
             --------
     "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under
Section 3401(c) of the Code) of or any adviser or consultant to BRC, or of or to any corporation which is then a Subsidiary, whether such employee, adviser or consultant is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan; provided, however, that to the extent any person receiving options shall not be an employee for the purposes of Section 3401(c) of the Code, such person shall be, at the time of such grant, rendering, or under contract or agreement to render in the future, bona fide services to BRC or any of its Subsidiaries other than services in connection with the offer or sale of securities in a capital raising transaction.

Section 1.8  General
             -------
      Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.9  Option
             ------
      "Option" shall mean an option granted under the Plan to purchase Common Stock. Options include only options which are not intended to be "incentive stock options" under Section 422 of the Code.

Section 1.10  Option Price
              ------------
     "Option Price" shall have the meaning given in Section 4.2.

Section 1.11  Person
              ------
       "Person"   shall   mean   any   individual,   corporation,
partnership, limited partnership, trust or business entity, or any group of them acting in concert or under common control with regard to BRC or the Common Stock.

Section 1.12  Plan
              ----
      "Plan" shall mean the Nonqualified Performance Stock Option
Plan for New Employees of BRC and its Subsidiaries.

Section 1.13  Pronouns
              --------
      The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.14  Secretary
              ---------
      "Secretary" shall mean the Secretary, or any successor officer holding substantially similar duties, as delegated by the Board, with regard to the Plan, of BRC.

Section 1.15  Stock Option Agreement
              ----------------------
     "Stock Option Agreement" shall have the meaning contemplated in Section 4.1.

Section 1.16  Subsidiary
              ----------
      "Subsidiary" shall mean any corporation (other than BRC) in an unbroken chain of corporations beginning with BRC if each of the corporations, or if each group of commonly controlled corporations, other than the last corporation in an unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in at least one of the other corporations in such chain.

Section 1.17  Termination of Employment
              -------------------------
      "Termination of Employment" shall mean the time when the employee-employer advisory or consultancy relationship between the Employee and BRC or its Subsidiaries is terminated for any reason whatsoever. The Committee, in its absolute discretion, shall determine, for purposes of the Plan, the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, all questions of whether particular leaves of absence constitute Terminations of Employment and the question of whether any reemployment (which may include a commitment to rehire) by BRC is simultaneous, for the purposes of this Plan, with termination. Notwithstanding any other provision of this Plan, BRC or any of its Subsidiaries have an absolute and unrestricted right to terminate any Employee's employment at any time for any reason whatsoever with or without cause.

                            ARTICLE 2

                     SHARES SUBJECT TO PLAN

Section 2.1  Shares Subject to Plan
             ----------------------
      Subject to the provisions of Sections 4.6 and 4.7, the shares of stock subject to Options shall be shares of Common Stock. The aggregate number of shares of Common Stock which may be issued upon exercise of Options shall not exceed 500,000 shares, subject to adjustment as provided in Section 4.6 or 4.7 hereof and subject to the amendment of this Plan by any action of the Board of Directors of BRC, as ratified by the stockholders of BRC, in accordance with Section 7.4 hereof.

Section 2.2  Unexercised Options
             -------------------
      If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

                            ARTICLE 3

                       GRANTING OF OPTIONS

Section 3.1  Eligibility
             -----------
      Any natural person who has agreed to become an Employee or who is an employee, adviser or consultant to any other Person and who is, or is expected to become an Employee following the consummation of any transaction between the Person in question and BRC pursuant to which BRC acquires from such Person (i) one or more businesses or (ii) assets to be utilized by BRC in connection with its existing or contemplated business activities, shall be eligible to be granted Options. Notwithstanding the foregoing, no Options hereunder may be granted to any Person who was, at any time during the sixty (60) days preceding such grant, an Employee of BRC or its Subsidiaries.

Section 3.2  Granting of Options
             -------------------
     The Committee shall from time to time, in its absolute discretion:

           (i) Determine the eligible Persons to whom options should be granted; and

           (ii) Determine the number of shares to be subject to any such Options; and

           (iii) Determine the terms and conditions of such Options consistent with the Plan; and

           (iv) Establish such conditions as to the vesting of options and the manner of exercise of such Options as it may deem necessary, including but not limited to establishing a maximum number of Options that any Person shall be entitled to and requiring option holders under this Plan to enter into agreements regarding transferability and other restrictions with respect to shares issuable upon exercise of such Options.

Section 3.3  Bona Fide Services Required
             ---------------------------
      Notwithstanding any provision of Sections 3.1 or 3.2, or of any agreement relating to an Option granted hereunder, no Option shall become exercisable in whole or in part until the Person to whom such Option shall have been granted has become an Employee of BRC or its Subsidiaries or has otherwise begun to render bona fide services to BRC or its Subsidiaries.

                            ARTICLE 4

                        TERMS OF OPTIONS

Section 4.1  Option Agreement
             ----------------
      Each Option shall be evidenced by a written stock option agreement (a "Stock Option Agreement") which shall be executed by the Employee and an authorized officer of BRC and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

Section 4.2  Option Price
             ------------
      The price per share of the Common Stock subject to each Option (the "Option Price") shall be set by the Committee in its discretion. The Option Price may be less than the fair market value of such shares on the date such Option is granted.

Section 4.3  Commencement of Exercisability
             ------------------------------
      Subject to the provisions of Section 7.4, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Stock Option Agreement as amended from time to time; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Section 7.4, accelerate the time at which such Option or any portion thereof may be exercised.

Section 4.4  Expiration of Options
             ---------------------
      (a) No Option may be exercised to any extent by anyone after, and every Option shall expire no later than the tenth anniversary of the date the Option was granted or deemed granted.

      (b)   Subject  to  the  provisions of Section  4.4(a),  the
Committee  shall  provide, in the terms of each individual  Stock
Option   Agreement,   when  such  Option  expires   and   becomes
unexercisable

Section 4.5  No Right to Continue in Employment or Office
             --------------------------------------------
      Nothing in this Plan or in any Stock Option Agreement (i) shall confer upon any Person any right to employment or continued employment by BRC or any of its Subsidiaries or (ii) shall interfere with or restrict in any way the rights of BRC and its Subsidiaries, which are hereby expressly reserved, to terminate the employment of any Employee at any time for any reason whatsoever, with or without good cause. No termination of any Employee, or any document or agreement executed or delivered in connection therewith shall have the effect of amending any Stock Option Agreement or modifying any of its terms unless such Stock Option Agreement or this Plan is specifically referenced with regard thereto.

Section 4.6  Adjustments in Outstanding Options
             ----------------------------------
      Subject to Section 4.7, in the event that the outstanding shares of Common Stock subject to Options are, from time to time, changed into or exchanged for a different number or kind of shares of BRC or other securities of BRC or in the event holders of the Common Stock receive additional shares of Common Stock or a different kind or number of shares of BRC or other securities of BRC by reason of a merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the aggregate number of shares which may be issued pursuant to Section 2.1 hereof and the number and kind of shares or other consideration as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable. Any such adjustment made by the Committee shall be final and binding upon all Employees, BRC and all other interested persons.

Section 4.7  Change of Control
             -----------------
     In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option, the Committee may provide that such Option cannot be exercised after a Change of Control, and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such Change of Control, that, for some period of time prior to such Change of Control, such Option shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary in Section 4.3 and/or in any installment provisions of such Option (but subject to the provisions of
Section 4.4(a)) and that, upon the occurrence of such Change of Control, such Option shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Option shall remain exercisable after any such Change of Control, from and after such Change of Control, any such Option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such Change in Control by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such Change of Control. Notwithstanding the foregoing, in the event that the Committee determines that the Option cannot be exercised or terminates after the occurrence of a Change of Control, then to the extent the holder thereof has not exercised such Option or otherwise received adequate consideration in respect thereof prior to the occurrence of such Change of Control, that holder shall be entitled to receive in consideration for the termination of such Option, whether or not then exercisable or vested, an amount not less than the excess, if any, of (a) the per share consideration payable pursuant to the terms of such Change of Control, in respect of the Common Stock (or, if applicable, in respect of the assets of BRC), over
(b) the Option Price per share for all shares of Common Stock subject to such Option, times the number of shares of Common Stock subject to such Option; provided, however, that, to the extent the consideration referred to in clause (a) above includes, in whole or in part, securities or property (other than cash),  the  per share consideration for purposes of such  clause
(a)  shall  equal  the fair market value of  such  securities  or property plus any cash portion of the consideration. Notwithstanding anything to the contrary contained herein, a person who is an Employee as of the effective date of a Change in Control shall vest and be entitled to 100% of any options theretofore granted to such Employee, and all such Options shall become fully exercisable immediately prior to (but conditional upon the occurrence of) any event constituting a Change of Control.

                            ARTICLE 5

                       EXERCISE OF OPTIONS

Section 5.1  Persons Eligible to Exercise
             ----------------------------
      During the lifetime of the Person receiving an Option hereunder, only he or his guardian may exercise such Option. After the death of the Person receiving an Option hereunder, any exercisable portion of an Option may, prior to the earlier to occur of (i) one year following the death of such Person or (ii) the time when such portion becomes unexercisable under Section
4.4 or Section 4.7, be exercised by his personal representative or by any person empowered to do so under the deceased Employee's will or under the then applicable laws of descent and distribution.

Section 5.2  Partial Exercise
             ----------------
     At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof expires or becomes unexercisable under Section 4.4 or Section 4.7, such Option or portion thereof may be exercised in whole or in part; provided, however, that

BRC shall not be required to issue fractional shares and the Committee may, in the Stock Option Agreement, require any partial exercise to be with respect to a specified minimum number of shares.

Section 5.3  Manner of Exercise
             ------------------
      An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4 or Section 4.7:

      (a) Notice in writing signed by the Employee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised;

      (b) Full payment of the Option Price (in cash or by delivery of a properly executed exercise notice as specified in
Section 5.3(a) above together with irrevocable instructions to a broker to promptly deliver to BRC the amount of sale or loan proceeds to pay the exercise price) for the shares with respect to which such Option or portion thereof is thereby exercised, together with payment or arrangement for payment of any federal income or other tax required to be withheld by BRC with respect to such shares;

     (c) In lieu of payment contemplated in clause (b) above, at the discretion of the Committee, an exercising holder may tender, in payment of all or any part of the Option Price or any federal or other taxes due with respect to an exercise, shares of Common Stock having a fair market value equal to the required cash payment amounts;

      (d) Such representations and documents as the Committee reasonably deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and any other federal, state or foreign securities laws or regulations promulgated thereunder, all as may be amended from time to time. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars;

      (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than an Employee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof; and

      (f) Such other documents, certificates or undertakings as the Committee may require in accordance with Section 7.2 hereof or as may be required pursuant to applicable law.

                            ARTICLE 6

                         ADMINISTRATION

Section 6.1  Stock Option Committee
             ----------------------
      The Committee shall consist of at least two Directors. It shall be appointed by and shall serve at the pleasure of the Board. If the Board shall make the determination to seek or maintain such exemption, and to the extent required to secure or maintain any exemption available under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no person shall be eligible to serve on the Committee unless he is then a "Non-Employee Director" within the meaning of paragraph
(b)(3) of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act, as amended, as such Rule or its equivalent is then in effect. Appointment of
Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board as it deems appropriate. At the option of the Board, or in the absence of the appointment or designation of the Committee by the Board, the entire Board shall constitute the Committee.

Section 6.2  Duties and Powers of Committee
             ------------------------------
     It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules shall be consistent with the basic purpose of the Plan to grant Options. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

Section 6.3  Majority Rule
             -------------
      The Committee shall act by a majority of its members in office and the Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

Section 6.4  Compensation: Professional Assistance; Good Faith
             Actions
             -------------------------------------------------
      Members of the Committee shall not receive compensation for their services as members but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by BRC. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, BRC and the officers and Directors of BRC shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Employees, BRC and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by BRC with respect to any such action, determination or interpretation.

                            ARTICLE 7

                    MISCELLANEOUS PROVISIONS

Section 7.1  Rights as Stockholders
             ----------------------
      The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of BRC in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by BRC to such holders.

Section 7.2  Transfer Restrictions
             ---------------------
      The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate, and any such restrictions shall be set forth in the respective Stock Option Agreement or a stock subscription agreement to be executed by the grantee thereof prior to the exercise of an option and may be referred to on the certificates evidencing such shares.

Section 7.3  Options Not Transferable
             ------------------------
      No Option or interest or right therein shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.3 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 7.4  Amendment. Suspension or Termination of the Plan
             ------------------------------------------------
      The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of a majority vote of BRC's stockholders present in person or by proxy at any regular or special meeting given within 12 months before or after the action by the Board or the Committee, no action of the Committee or the Board may, except as provided in Sections 4.6 or 4.7, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued upon exercise of Options, reduce the minimum option price requirements in Section 4.2 or extend the limit imposed in this Section 7.4 on the period during which Options may be granted. Except as expressly permitted by the terms of the Plan, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten (10) years from the date the Plan is adopted or the date the stockholders of BRC approve this Plan, if earlier.

Section 7.5  Effect of Plan Upon Other Options and Compensation
             Plans
             ---------------------------------------------------
      Nothing in this Plan shall be construed to limit the right of BRC or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for employees of BRC or any of its Subsidiaries or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.6  Titles
             ------
      Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.